UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 20, 2010

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618
(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Netlist, Inc. (the “Company”) is filing this Current Report on Form 8-K to re-file Exhibits 10.3 through 10.11 that were previously filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010, as filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2010 (the “10-Q”).  This Form 8-K is being filed solely in response to communications with the SEC in connection with a confidential treatment request with respect to such Exhibits 10.3 through 10.11.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: September 20, 2010	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.3*

Design and Production Agreement relating to Register ASIC (the “Production Register Agreement”), dated July 31, 2008, by and between Netlist, Inc. and Toshiba America Electronic Components, Inc. (“Toshiba”).

10.4*	Amendment #1 to the Production Register Agreement, dated May 22, 2009, by and between Netlist, Inc. and Toshiba.

10.5*	Amendment #1 to the Production Register Agreement, dated January 28, 2010, by and between Netlist, Inc. and Toshiba.

10.6*	Amendment #2 to the Production Register Agreement, dated March 10, 2010, by and between Netlist, Inc. and Toshiba.

10.7*	Design and Production Agreement relating to ID ASIC (the “Production ID Agreement”), dated July 31, 2008, by and between Netlist, Inc. and Toshiba.

10.8*	Amendment #1 to the Production ID Agreement, dated January 28, 2010, by and between Netlist, Inc. and Toshiba.

10.9*	Amendment #2 to the Production ID Agreement, dated March 10, 2010, by and between Netlist, Inc. and Toshiba.

10.10*	Development and Supply Agreement, dated as of September 10, 2008, by and between Netlist, Inc. and Diablo Technologies, Inc. (“Diablo”).

10.11*	Settlement Agreement and Amendment to Development and Supply Agreement, dated January 12, 2010, between Netlist, Inc. and Diablo.

* Confidential treatment has been requested with respect to portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and these confidential portions have been redacted from the filing made herewith. A complete copy of this exhibit, including the redacted terms, has been separately filed with the Securities and Exchange Commission.